UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

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AMERICAN VANGUARD CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICAN VANGUARD DISCLOSES DETAILS OF BOARD REFRESHMENT PROCESS AND TIMELINE FOLLOWING CONTINUING ENGAGEMENT WITH STOCKHOLDERS

Formalizes Process that Began in 2018;

Company to Replace Two Incumbent Directors No Later Than the End of 2023

AVD Continuing to Seek Stockholder Input Throughout Process

Newport Beach, CA, May 19, 2022 — American Vanguard Corporation (“American Vanguard” or “the Company”) (NYSE: AVD) today disclosed the status and timeline of its ongoing process to refresh the Company’s Board of Directors. The Company is engaged in a process to identify and appoint at least two new independent directors, one no later than the end of 2022 and the other by the end of 2023. Both candidates would require expertise that would complement the Company’s strategic growth plans.

Eric Wintemute, Chairman and CEO of American Vanguard stated: “In 2018, we began a process to refresh and increase the diversity of AVD’s Board. We have added two new directors in the past three years and have been actively planning additional director refreshment. Following discussions with numerous key stockholders over the past few months, AVD’s Board unanimously determined it was in the best interests of all stockholders to provide investors with more clarity about our process, objectives and approximate timeline for ongoing Board refreshment. Following this process allows AVD to enhance the skillsets and diversity of our Board, while minimizing the risk of disruption to our strategic plan, as we drive value creation for stockholders.”

Marisol Angelini, Independent Director, stated: “We’re encouraged by the feedback we’ve received from stockholders to date and look forward to continued engagement with them. We believe that the thorough process the Board has in place will result in new independent directors who are well suited to oversee the Company’s next stage of growth.”

Important Additional Information and Where to Find It

American Vanguard has filed a definitive proxy statement on Schedule 14A, and an accompanying WHITE proxy card, with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2022 Annual Meeting of Stockholders. STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY AND ALL OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the proxy statement and accompanying WHITE proxy card, any amendments or supplements to the proxy statement, and other documents that the Company files with the SEC, from the Company’s website, https://www.american-vanguard.com, or from the SEC’s website at http://www.sec.gov. These will be available as soon as reasonably practicable after such materials are electronically filed with or furnished to the SEC.

Certain Information Regarding Participants to the Solicitation

The Company and its directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the business to be conducted at the Annual Meeting. Stockholders may obtain information regarding the names, affiliations and interests of the Company’s directors and executive officers included in or incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on March 14, 2022, or from the Company’s definitive proxy statement filed with the SEC on April 29, 2022. To the extent the holdings of the Company’s securities by the Company’s directors and executive officers have changed since the numbers set forth in the Company’s definitive proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Forward-Looking Statements

Certain information set forth in this release and the accompanying letter may constitute “forward looking statements” within the meaning of federal and applicable state securities laws. All statements herein that are not statements of historical fact are forward looking statements. These statements include statements regarding management’s expectations for future performance, as well as descriptions of plans and strategies and the expected results thereof. Without limiting the generality of the foregoing, statements about our expected ability to continue benefiting from the strategies developed and implemented by the Board and management, our ability timely to execute the annunciated board refreshment strategy, and statements about the anticipated outcomes of these strategies, are forward looking in nature and should be interpreted accordingly. Statements about our projected stock price and the strategies that may lead to those prices are likewise forward-looking. These statements reflect the current expectations of American Vanguard’s management based on currently known facts and circumstances, and should not be construed as assurances of performance or as guaranties of the actual outcomes. Without limiting the generality of the foregoing, forward looking statements include expectations about expected revenues, product margins, and net income, as well as factors relating to the effects on the Company’s earnings of the contested proxy solicitation currently underway. Actual results may differ from those expressed in forward looking statements, and those differences may be material and adverse. Factors that could cause actual results to differ from expectations include the ongoing effects of the COVID-19 pandemic and government responses and economic conditions resulting therefrom; the effect of international exchange rates and other local, national and foreign economic conditions; weather and climate conditions; changes in regulatory policy and in specific regulations and permitting processes that affect our products, and other risks as detailed from time-to-time in the Company’s SEC reports and filings. The Company’s Quarterly Report on Form 10-Q for the fiscal Quarter ended March 31, 2022, filed with the SEC on May 4, 2022, contains a list of risk factors that may cause results to differ from expectations. These risk factors will be updated from time to time in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the regulations thereunder (“Exchange Act”), or otherwise in our Exchange Act filings. The statements in this release speak only as of the date hereof, and the Company undertakes no duty to update such statements to reflect future events or developments.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® and Russell 3000® Indexes and the Standard & Poor’s Small Cap 600 Index. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

Contact

Reevemark

Paul Caminiti/Nicholas Leasure

(212) 433-4600

Paul.Caminiti@reevemark.com

Nicholas.Leasure@reevemark.com

MacKenzie Partners, Inc.

Bob Marese

(212) 929-5500

bmarese@mackenziepartners.com